Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Ted Peters, Chairman
FOR MORE INFORMATION CONTACT:	610-581-4800
Francis J. Leto, EVP
610-581-4730
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Completes Acquisition of Davidson Trust Company Increasing Wealth Assets by Approximately $1 Billion

BRYN MAWR, Pa., May 15, 2012 - Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced the completion of its previously announced acquisition of the Davidson Trust Company (the “Company”) from Boston Private Financial Holdings, Inc. and members of the Company’s management group.

The acquisition increases the Bank’s Wealth Management Division assets under management by approximately $1 billion, or more than 19%. Ted Peters, Chairman and Chief Executive Officer of the Corporation commented, “We have been working closely with the Davidson team over the past few months. As a result of this interaction, I am even more excited about this acquisition today than when it was first announced.” Francis J. Leto, Executive Vice President and head of the Wealth Management Division added, “We are getting a very talented staff and a wonderful group of clients. The investment management business is very important to us and we expect significant growth as a result of the synergy from this combination.”

James M. Davidson, Chairman and Founder of Davidson Trust Company commented, “Our clients are very familiar with Bryn Mawr Trust, and they were pleased to learn that we would be joining such a fine company. This is a very good opportunity for everyone involved.”

The Bank will continue to operate the Company’s business from its current location at 20 N. Waterloo Road, Devon, PA and clients will continue to be supported by the investment advisors and client service teams with whom they have worked in the past.

To view details of the transaction please review our filings with the Securities and Exchange Commission, which is available on our website www.bmtc.com.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include, but are not limited to, financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may”, “would”, “should”, “could”, “will”, “likely”, “possibly”, “expect,” “anticipate,” “intend”, “estimate”, “target”, “potentially”, “probably”, “outlook”, “predict”, “contemplate”, “continue”, “plan”, “forecast”, “project”, “are optimistic” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on Management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a more complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

3